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                                                                    EXHIBIT 10.2

                                PURCHASE CONTRACT

This Real Estate Purchase Contract (the "Purchase Contract") dated September 27, 2005 between Andrew Gissinger III and Melissa R. Gissinger, Trustees of the Gissinger Family Trust, Dated November 13, 2001 ("Seller") and Countrywide Home Loans, Inc. ("Buyer") for the sale and purchase of the property and improvements located at the property described on Exhibit A attached hereto ("Property") subject to the following terms and conditions:

      1. Seller currently owns the Property and hereby agrees to sell and Buyer agrees to purchase the Property for the purchase price of $2,225,000.00 subject to the terms and conditions of this Purchase Contract.

      2. Conveyance of Title will be by Grant Deed executed and delivered by Seller to Buyer through the close of escrow.

      3. Title and closing escrow services to be provided by: LandSafe Title and Escrow - San Diego, Phone: (619) 681-1180, Fax: (619) 681-1195
            ("Escrow").

      4. Escrow is to obtain payoff statements on all loans secured by the Property and obtain releases of said loans. These funds will be debited from the sale proceeds.

      5. Net proceeds to be sent via wire instructions given by Seller in writing to the closing escrow entity.

      6. The closing costs and expenses shall be allocated between and paid by Seller and Buyer as is customary for the county in which the Property is located.

      7. Closing shall be conditioned upon Buyer's receipt of title insurance from a reasonably acceptable title insurance company insuring Buyer as fee simple owner in the amount of the purchase price, with no voluntary liens against the Property such as, but not limited to, mortgages or deeds of trust, and with no involuntary liens such as, but not limited to, judgments, pending litigation, or mechanics liens, and with no lessees, tenants or other parties with rights of possession or options to purchase or lease.

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      8.    All existing fixtures and fittings that are attached to the Property or for which special openings have been made, and all personal property items currently on the Property and in their present condition, shall be transferred at close of escrow free of liens to Buyer. These include, but are not limited to, electrical, lighting, plumbing and heating fixtures, solar systems, fireplace inserts, built-in appliances, screens, shutters, window coverings, attached floor coverings, integrated telephone, security and cable systems, air conditioners, heaters, pool/spa equipments, garage door openers/remote controls, and in-ground landscaping including trees and shrubs.

      9. Seller shall pay for compliance with any minimum mandatory government retrofit standards, including but not limited to energy and utility efficiency requirements and proof of compliance.

      10. If applicable, Seller shall be responsible for obtaining and the cost of any zone disclosure reports.

      11. If applicable, the Seller will provide a Seller's Transfer Disclosure Statement.

      12. If applicable, Seller does not warrant homeowner association policies, practices, procedures or fees.

      13. Seller shall provide Buyer with a current written Wood Destroying Pests and Organisms Inspection Report ("Report") performed by a registered structural pest control company of Seller's choice. Any work recommended in the Report to correct infestation or infection that is found shall be at the expense of Seller. Any work to address conditions found which might lead to infestation or infection shall be at the expense of Buyer. If the work cannot be completed by the closing, funds shall be held in escrow and disbursed for payment of expenses upon receipt of a written certification that the inspected Property is free of evidence of active infestation or infection.

      14. Utilities, property taxes, homeowner association dues, bonds, assessments, and special assessments shall all be paid current by Seller as of the closing date and payments that are not yet due and payable shall be assumed by Buyer.

      15. Buyer shall reimburse Seller through escrow for all costs and expenses of the Property from and after August 15, 2005.

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      16.   In the event of casualty or taking prior to closing, Seller shall assign all insurance proceeds for such casualty or eminent domain payments for such taking to Buyer and cooperate with Buyer before and after closing to obtain such proceeds or payments.

      17. Upon successful closing, the obligations hereunder shall merge into the Grant Deed and there shall be no further obligations by Seller to Buyer under this Purchase Contract.

      18. TIME IS OF THE ESSENCE. The closing to take place by September 28, 2005 or sooner.

      19. Subject to the approval of the Board of Directors of Countrywide Financial Corporation, this Purchase Contract will be deemed valid once all parties have signed below and delivered this Purchase Contract to the other party.

Seller:                                        /s/ Andrew Gissinger, III
                                          --------------------------------------
                                          Andrew Gissinger III, Trustee of the
                                          Gissinger Family Trust, Dated November
                                          13, 2001

                                               /s/ Melissa R. Gissinger
                                          --------------------------------------
                                          Melissa R. Gissinger, Trustee of the
                                          Gissinger Family Trust, Dated November
                                          13, 2001

Buyer:                                    Countrywide Home Loans, Inc.

                                          By:   /s/ Marshall M. Gates
                                             -----------------------------------
                                          Name: Marshall M. Gates
                                          Title: Senior Managing Director, Chief
                                                 Administration Officer

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